UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2014

Luna Innovations Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Riverside Circle, Suite 400
Roanoke, Virginia 24016
(Address of principal executive offices, including zip code)

540-769-8400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Restricted Stock Awards
The Compensation Committee of Luna Innovations Incorporated (the "Company") granted restricted stock awards to the Company's senior management, who, among others, include My E. Chung, the Company's Chief Executive Officer, Dale E. Messick, the Company's Chief Financial Officer, and Scott A. Graeff, the Company's Chief Strategy Officer (collectively, the "Named Executive Officers") in the following amounts effective May 19, 2014:

Name	Shares of Restricted Stock
My E. Chung	140,000
Scott A. Graeff	34,500
Dale E. Messick	34,500
The restricted stock vests in four equal annual installments on the anniversary of the grant date, subject to the Named Executive Officer’s continuous service through such vesting dates.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
At the Company's 2014 Annual Meeting of Stockholders held on May 20, 2014, the Company’s stockholders approved the following three matters, as proposed in the proxy materials filed with the Securities and Exchange Commission on April 15, 2014.
Election of Directors
Michael W. Wise, Warner Dalhouse and John B. Williamson, III were elected as Class II directors of the Company to serve until the 2017 Annual Meeting of Stockholders as follows:

	For	Withhold

Michael W. Wise	7,505,339	49,546
Warner Dalhouse	7,310,398	244,487
John B. Williamson, III	7,506,719	48,166
Advisory Vote- Compensation of Named Executive Officers
The approval, on an advisory basis, of the compensation of the Named Executive Officers, as disclosed in the proxy statement, passed as follows:

For	Against	Abstain	Broker Non-Votes

7,120,248	401,631	33,006	5,165,570

Ratification of Selection of Independent Auditors
The ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was approved as follows:

For	Against	Abstain	Broker Non-Votes

12,494,733	16,641	209,081	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated

By:	/s/ Talfourd H. Kemper, Jr.
Talfourd H. Kemper, Jr. Vice President and General Counsel

Date: May 21, 2014